CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 6, 2013, with respect to the financial statements of IXIR Productions, Inc. contained in the Registration Statement and Prospectus of IXIR Productions, Inc.  on Form S-1.  We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

/s/ D. Brooks and Associates CPA’s, P.A. D. Brooks and Associates CPA’s, P.A. West Palm Beach, FL September 6, 2013